Ex 10.1

Equity Transfer Agreement

CONTENTS

1 Transfer of the Transferred Equity
2 Payment of the Transfer Price
3 Closing
4 Conditions Precedent to the Closing
5 Representations and Warranties
6 Rights and Obligations
7 Amendment and Termination of the Agreement
8 Liability for Breach of Contract
9 Expenses
10 Confidentiality
11 Indemnification
12 Applicable Laws
13. Dispute Resolutions
14. Miscellaneous

Ex 10.1

This Equity Transfer Agreement (this “Agreement”) is entered into on            , in Shanghai, the People’s Republic of China (the “PRC”), by and between:

Transferor:
Pixelworks Semiconductor Technology Company, LLC., a USA limited liability company registered in the state of Oregon, registration number 237548-98

Transferee：
[NAME OF TRANSFEREE]

[ADDRESS OF TRANSFEREE]

The Transferor and the Transferee will be individually referred to as “Each Party” and collectively referred to as “The Parties”.

Whereas,
1.Pixelworks Semiconductor Technology (Shanghai) Ltd. (the “Company”) is a foreign investment company established and validly existing under the laws of the PRC. Pixelworks Semiconductor Technology Company, LLC contributed RMB 104,371,135.00 to the Company, accounting for 83.6025% of the registered capital of the Company;

2.The Transferee is a partnership enterprise established and validly existing under the laws of the PRC;

3.The Transferor agrees to transfer part of its capital contribution in the Company (hereinafter referred to as “Transferred Equity”) to the Transferee; the Transferee agrees to accept such Transferred Equity.

In accordance with the laws and regulations of the PRC, the Parties hereby agree to the equity transfer as follows:

1Transfer of the Transferred Equity

Ex 10.1
In accordance with the terms and conditions set forth in this Agreement, the Transferor agrees to transfer the Transferred Equity to the Transferee and the Transferee agrees to purchase the Transferred Equity listed below. The transfer price of the Transferred Equity (the “Transfer Price”) is listed as below.

Transferor	Transferee	Transferred Equity(RMB)	Transfer Price(RMB) Or its equivalent in USD
Pixelworks Semiconductor Technology Company, LLC.

Transfer Price shall be paid in U.S. Dollars, with the reference exchange rate issued by the People’s Bank of China on the date when the Transferee pays the equity transfer price.

2Payment of the Transfer Price
The Transferee shall, within 5 working days after the date on which the Company gets the change of Foreign Direct Investment (the “FDI”) record as stipulated in article 4.5.4 of this Agreement, or after the date on which the Transferee completes the payment of all taxes and fees as stipulated in article 4.5.3 of this Agreement, pay the Transfer Price after deducting the taxes and fees withheld and remitted by the Transferee (the “Tax Payment”) paid in a lump sum to the following bank account, that is, the amount of RMB transaction agreed in Article 1 of this Agreement after deducting the amount of Tax Payment (the specific amount shall be subject to the amount stipulated in the tax payment certificate issued by the SAT) paid on behalf of the agent being converted into USD according to the bank's exchange rate and exchange fee on the day of exchange (the specific amount, exchange rate and handling charges shall be subject to the documents issued by the exchange bank). Despite the foregoing agreement, both Parties confirm that if the Transferee makes payment in accordance with the above agreement, but the Transferor fails to receive the payment due to reasons other than the Transferee such as the bank system error, the Transferee shall not be deemed to have breached Article 8.2 of this Agreement and does not need to bear the corresponding default liability for late payment, but the Transferee shall continue to complete the payment in 5 working days.
The Transferee shall pay the Transfer Price by wire transfer to the following instructions in accordance with the foregoing agreed time.
[Account information withheld]

Ex 10.1

3Closing
3.1    Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the “Closing”) when all the conditions precedent set forth in Article 4 are fulfilled or waived in writing by the Parties. The date on which the Closing occurs is herein referred to as the “Closing Date”.
3.2    The Closing Date shall not be later than 60 days after the signing of the framework agreement between the Parties.

4Conditions Precedent to the Closing
The Closing shall take place subject to the fulfillment of each of the following conditions:
4.1    There are no agreements, effective injunctions, or similar decrees that may prohibit or restrict the completion by either Party or of Company of the transactions contemplated hereunder;
4.2    The Transferee has completed the legal, financial and business-related due diligence on Company, and has obtained satisfactory results;
4.3    All current investors in Company have waived any of their respective rights to participate in this transaction;
4.4    Company is in good operating condition, and as of the Closing Date has not encountered material adverse changes in its corporate financial condition, operating results, assets, or business;
4.5    The Parties and the Company complete the following processes precedent to the Closing:
4.5.1    The Transferee shall provide the Transferor with Proof of Funds Statement within 2 working days after the signing of this Agreement. The amount stated in the Proof of Funds Statement shall not be less than 50% of the equity transfer price under this agreement;
4.5.2    The Company will complete the change of the register of shareholders within 3 working days after receiving this Agreement duly signed by all Parties;
4.5.3    The Parties have obtained their respective internal approval and authorization and other approval and/or authorization necessary for completing the transactions contemplated hereunder and signing this Agreement; the Company will do its best to urge the relevant parties to make a resolution of the shareholders' general meeting on the revision of the Company's Articles of Association within 10 working days after the signing of this Agreement, and submit it to the administrative authorities for filing the amendment to the

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Articles of Association within 1 working day after the resolution of the shareholders' meeting is issued;
4.5.4    Within 5 working days from the date when the Company completes the filing of the amendments to the Articles of Association of this equity transfer (if the tax or industrial and commercial registration authority requires payment in advance, it shall be paid in advance as required), the Transferee shall finish the Tax Payment (The relevant taxes and fees shall be declared and paid according to the materials and information provided by the Transferor);
4.5.5    In the event that the Transferor and Transferee have provided the materials required for the filing and modification procedures for foreign direct investment (“FDI”) to handle the outbound payment, the Company shall complete the filing of the amendments to the Articles of Association and obtain the Shanghai Municipal Administration for Market Regulation on the amendments to the Articles of Association, and shall submit the FDI filing within 3 working days after the filing and issue the file inquiry list, and then cooperate with the Transferor and Transferee to complete the FDI filing procedure to consummate the payment of the Transfer Price.

5Representations and Warranties
5.1    Representations and Warranties of the Transferor
5.1.1    The Transferor is a legal entity duly established and validly existing under the laws of the place of its incorporation;
5.1.2    The Transferor possesses full power and authority to enter into and perform its obligations hereunder, and its representative has obtained the necessary authorization to execute this Agreement;
5.1.3    The execution and implementation of this Agreement do not violate its articles of association or any laws or regulations which are applicable to the Transferor, or any material contracts or agreements in which the Transferor is one of the Parties, or any material contracts or agreements which are binding upon the Transferor’s properties;
5.1.4    There is no existing or potential lawsuit, arbitration or preliminary hearing affecting the execution of this Agreement or the Transferor’s ability to perform this Agreement;
5.1.5    All the representations and warranties made by the Transferor are true, authentic and complete on the date of execution of this Agreement. The Transferor acknowledges that all the representations and warranties shall be true, authentic and complete until the Closing;
5.1.6    The Transferred Equity is legally owned by the Transferor. As of the date of execution of this Agreement, the Transferred Equity, free from and clear of any pledge, encumbrance or freeze due to judicial judgment or administrative

Ex 10.1
adjudication, can be legitimately transferred to the Transferee in accordance with the PRC laws;
5.1.7    The Transferor is not aware of any circumstance or legal obstacle which may lead to the liquidation, termination or non-existence of the Company;
5.1.8    The Transferor shall assist the Transferee in promoting the Company to approve the transfer of the Transferred Equity in accordance with the articles of association of the Company and in the preparation of all the documents relating to the transactions contemplated under this Agreement;
5.1.9    The Transferor shall not sell all or a portion of the Transferred Equity to any third party or set any third party interest in any form from the execution of this Agreement to the registration of the Transferred Equity with the local administration for market regulation.

5.2    Representations and Warranties of the Transferee
5.2.1    The Transferee is a partnership enterprise duly established and validly existing under the laws of the PRC;
5.2.2    The Transferee possesses full power and authority to enter into and perform its obligations hereunder, and its representative has obtained the necessary authorization to execute this Agreement. This Agreement constitutes a valid and binding agreement of the Transferee;
5.2.3    The implementation of this Agreement does not violate its articles of association or any applicable laws and regulations or any material contracts or agreements in which the Transferee is a party or which is binding on the properties of the Transferee;
5.2.4    There is no existing or potential lawsuit, arbitration or preliminary hearing affecting the execution of this Agreement or the Transferee’s ability to perform this Agreement；
5.2.5    The Transferee has the ability to pay the Transfer Price and to initiate to the competent authorities for the procedure to pay the Transfer Price in foreign currency and obtain the approval;
5.2.6    All the representations and warranties of the Transferee are true, authentic and complete on the date of execution of this Agreement. The Transferee acknowledges that all the representations and warranties shall be true, authentic and complete until the Closing；
5.2.7    The Transferee has conducted its own due diligence investigation of the Company and the Transferred Equity and is fully capable of bearing the economic risks of its investment.

6Rights and Obligations
6.1    Rights and Obligations of the Transferor

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6.1.1    The Transferor has the right to request the Transferee to pay the Transfer Price on time according to the provisions of this Agreement;
6.1.2    The Transferor shall promptly promote the Shareholders’ Meeting of the Company to approve the equity transfer pursuant to the current articles of association of the Company after execution of this Agreement;
6.1.3    The Transferor shall assist the Transferee and the Company to obtain all the required government approval and registration for the equity transfer;
6.1.4    Other rights and obligations set forth in this Agreement.
6.2    Rights and Obligations of the Transferee
6.2.1    After the completion of this Equity Transfer Transaction, in the event of a change in control of Company that closes prior to Company filing an application for a listing on the STAR Board of the Shanghai Stock Exchange (the “Listing Application”), the Transferee would be entitled to a minimum return of 10% on the Transfer Price paid for the equity interest purchased through this transaction, payable in cash by the Transferor at the close of the change in control transaction, with such right terminating automatically upon the filing by Company of the Listing Application;
6.2.2    After the completion of this Equity Transfer Transaction, The Transferee and Company will enter into a supplemental agreement giving Transferee a pro-rata right to participate in any new financing round conducted by Company that is equivalent to that given by Company to its other investors; to be more specific, The Transferee may participate in any new financing round conducted prior to Company filing the Listing Application to subscribe the registered capital of Company up to Transferee’s shareholding proportion in Company with the same conditions and price in the new financing round, with such supplemental agreement terminating automatically upon the filing by Company of the Listing Application;
6.2.3    The Transferee has the right to request the Transferor to assist the Transferee and the Company to obtain all the required government approval and registration for the equity transfer;
6.2.4    After the registration of the Transferred Equity with the local administration for market regulation, the Transferee shall have all the rights to the Transferred Equity and all the derived interests, and be entitled to undertake the rights and obligations stipulated in the articles of association of the Company;
6.2.5    The Transferee shall pay the Transfer Price in full to the Transferor on time according to the provisions of this Agreement;
6.2.6    Other rights and obligations set forth in this Agreement.

Ex 10.1
7Amendment and Termination of the Agreement
7.1    Amendment of this Agreement
7.1.1    Any amendment and supplement to this Agreement shall be invalid without an executed written consent between the Parties.
7.2    Termination of this Agreement
7.2.1    When any of the following circumstances occurs, this Agreement can be terminated with the Parties’ written consent:
I    From the execution of this Agreement to the Closing, the applicable laws and regulations are modified or changed which substantially affect the performance of this Agreement and the Parties fail to reach an agreement to amend this Agreement;
II    Each Party believes this Equity Transfer Transaction cannot be completed before the Closing Date agreed herein with reasonable grounds;
III    An event of force majeure occurs which renders the performance of this Agreement impossible;
IV    Other circumstances in which the Parties agree to terminate this Agreement.

8Liability for Breach of Contract
8.1    The Transferee is entitled to terminate this Agreement and the Transferor shall return the Transfer Price received from the Transferee and pay for the direct losses and damages of the Transferee in the event that the Transferor fails to transfer the Transferred Equity pursuant to the provisions of this Agreement;
8.2    In the event that the Transferee fails to fully pay for the Transferred Equity on time pursuant to this Agreement, The Transferor is entitled to terminate this Agreement and the Transferee shall pay for the direct losses and damages of the Transferor.；
8.3    After the AIC registration of the Equity Transfer, if the Transferee fails to make payment or does not meet the payment ability as stipulated in Article 5.2.5 of this Agreement, the Transferee shall be deemed to be in default and shall enter into a separate supplementary agreement with the Transferor. In such supplementary agreement, the Transferee shall agree to transfer the equity under this Agreement back to the Transferor under this Agreement, and cooperate in the corresponding industrial and commercial registration and signing of necessary documents.
8.4    In the event that any Party fails to perform its obligations after the execution of this Agreement, the Party shall be regarded as breaching this Agreement. The Party who breaches this Agreement shall compensate the other Party for the

Ex 10.1
losses and damages actual suffered due to the breach activities under this sub-article.
8.5    The liability for breach of this Agreement shall not be exempted due to the Closing or termination of this Agreement.

9Expenses
The Transferor and the Transferee shall each bear their own respective taxes and expenses due to the implementation of this Agreement. The taxes and expenses which are not clearly defined by the law shall be equally borne by the Parties.

10Confidentiality
10.1    Without the other Party’s prior written consent, Each Party may not disclose or divulge any information related to this Agreement, identification of the other Party, or any business secrets obtained due to execution and performance of this Agreement.
10.2    If a disclosure is explicitly required by law, any courts, arbitration tribunals or administrative authorities, such disclosure by each Party shall not be deemed as a violation of Article 10.1 above.

11Indemnification
In consideration of the Transferor’s execution and delivery of this Agreement and selling the Transferred Equity hereunder, and in addition to all of the Transferee’s other obligations under this Agreement, the Transferee shall defend, protect, indemnify and hold harmless the Transferor, and all of their affiliates, employees, advisors, and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Transferor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Transferor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Transferor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Transferee in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Transferee contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Transferor Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement

Ex 10.1
or any other instrument, document or agreement executed pursuant hereto by any of the Parties hereto. To the extent that the foregoing undertaking by the Transferee may be unenforceable for any reason, the Transferee shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

12Applicable Laws
12.1    The signature, effect, explanation, implementation and dispute resolutions shall be governed by the laws and regulations of the PRC.

13Dispute Resolutions
13.1    Any dispute, controversy or claim (a Dispute) arising out of or in relation to this Agreement, including any question regarding its existence, validity or termination, shall be resolved through friendly consultations between the Parties. If no resolution is reached within thirty (30) business days from the date of notification by a Party to the other Party that a Dispute has arisen, then such Dispute shall be referred to arbitration in accordance with Article 13.2 below.
13.2    If a Dispute is referred to arbitration pursuant to Article 13.1 above, the Parties agree that they shall seek to resolve the Dispute in accordance with this Article 13.2 before pursuing any other remedies available to them:
(a)The Parties shall submit the Dispute to Shanghai International Economic and Trade Arbitration Commission (SIETAC) to be arbitrated according to its rules and regulations in Shanghai.
(b)The arbitral tribunal shall be three (3) arbitrators. Each Party shall appoint one (1) arbitrator, and the two arbitrators shall be selected within thirty (30) days after giving or receiving the request for arbitration. The presiding arbitrator shall be appointed by the two Party-appointed arbitrators. If the Parties fail to appoint their respective Party-appointed arbitrator within thirty (30) days after the date of commencement of the arbitration, the chairman of SIETAC shall make the appointment.
(c)The arbitration proceedings shall be conducted in both Chinese and English.
(d)The arbitration tribunal shall apply the arbitration rules of SIETAC in effect on the date of the signing of this Agreement. However, if such rules are in conflict with the provisions of the previous paragraph of this Article, including the provisions for appointing arbitrators, the provisions of this Article shall prevail.

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(e)The arbitral tribunal shall consider both the Chinese and English versions of this Agreement, which shall be of equal validity. In the event of any discrepancy between the two versions, the arbitral tribunal shall determine which version most accurately records the Parties’ intention. The Parties may agree that the arbitral tribunal shall consider only one language version of this Agreement.
(f)The arbitral award shall be final and binding on the parties to the arbitration proceedings. Such parties shall execute and perform the award.
(g)The losing Party shall bear the costs of the arbitration unless the arbitral tribunal determines otherwise.
13.3    When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights and fulfill their remaining obligations under this Agreement.

14Miscellaneous
14.1    This Agreement shall come into effect upon the execution by the Parties.
14.2    In respect of any items not mentioned in this Agreement, the Parties may agree to enter into a supplemental agreement. The supplemental agreement shall take effect upon execution and has the same legal effect as this Agreement.
14.3    This Agreement is written in English and Chinese. Both versions shall have equal legal effect.
14.4    Any notices or other correspondences between the Parties in connection with the performance of this Agreement shall be in writing and be delivered in person, by registered mail, postage prepaid mail, recognized express mail, email or facsimile to the following correspondence addresses:

Ex 10.1
Transferor:
Pixelworks Semiconductor Technology Company, LLC.
Address: 16760 SW Upper Boones Ferry Road, Suite 101, Portland, Oregon, 97229, USA
Attention: Legal Department
E-mail: legal@pixelworks.com

Transferee:

Address:
Attention:
E-mail:

Any notice by facsimile transmission or e-mail shall be effective only if the recipient acknowledges receipt.

14.5    This Agreement has four copies, each of which has equal legal force and effect.

Ex 10.1
(Signature page of EQUITY TRANSFER AGREEMENT, no text below)

Transferor: PIXELWORKS SEMICONDUCTOR TECHNOLOGY COMPANY, LLC.

Signature：__________________
Name:

Ex 10.1
(Signature page of EQUITY TRANSFER AGREEMENT, no text below)

Transferee:

【Partnership Enterprise Chop/】

Signature：__________________
Authorized Representative: